SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 27, 2002
(Date of earliest event reported)

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

2 Democracy Center 6903 Rockledge Dr., Bethesda, MD 20817 (Address of principal executive offices)

(301) 564-3200 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Item 5. Other Events.

     On September 27, 2002, United States Enrichment Corporation (the “Company”), the wholly-owned principal operating subsidiary of USEC Inc. (“USEC”), entered into a three-year syndicated revolving credit facility to replace USEC’s credit facility that had been scheduled to expire in July 2003. The new three-year facility provides up to $150 million in revolving credit commitments (including up to $50 million in letters of credit) and is secured by certain assets of the Company and its subsidiaries and certain assets of USEC, subject to certain conditions. Borrowings under the new facility are subject to certain limitations based on certain percentages of eligible accounts receivable and inventory. The obligations of the Company under the facility are fully and unconditionally guaranteed by USEC.

     Outstanding borrowings under the facility will bear interest at a variable rate equal to, based on the Company’s election, either (i) the sum of (x) the greater of the JPMorgan Chase Bank prime rate and the federal funds rate plus 1/2 of 1% plus (y) a margin ranging from .75% to 1.25% based upon collateral availability or (ii) the sum of LIBOR plus a margin ranging from 2.5% to 3% based on collateral availability. The new facility contains events of default, including, without limitation, certain cross-default provisions and various operating and financial covenants that are customary for transactions of this type, including, without limitation, restrictions on the incurrence and prepayment of other indebtedness, granting of liens, sales of assets, making of investments, maintenance of a minimum amount of inventory, and payment of dividends or other distributions. The new facility does not restrict USEC’s payment of common stock dividends at its current level, subject to the maintenance of a specified minimum level of collateral.

     The foregoing summary of the revolving credit facility does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is filed hereto as an exhibit.

Item 7. Exhibits.

(c)	Exhibits.

10.1	Revolving Credit Agreement (the “Revolving Credit Agreement”), dated as of September 27, 2002, among United States Enrichment Corporation, the lenders named therein, JPMorgan Chase Bank, as Administrative Agent, Collateral Agent and Lead Arranger, Merrill Lynch Capital, as Syndication Agent, GMAC Business Credit, LLC, as Documentation Agent and Congress Financial Corporation, as Managing Agent.

10.2	Guarantee, dated as of September 27, 2002, by USEC Inc. in favor of JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, in respect of the obligations of United States Enrichment Corporation under the Revolving Credit Agreement.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

Date: October 4, 2002	By:	/s/ Henry Z Shelton, Jr.

Henry Z Shelton, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Revolving Credit Agreement, dated as of September 27, 2002, among United States Enrichment Corporation, the lenders named therein, JPMorgan Chase Bank, as Administrative Agent, Collateral Agent and Lead Arranger, Merrill Lynch Capital, as Syndication Agent, GMAC Business Credit, LLC, as Documentation Agent and Congress Financial Corporation, as Managing Agent.

10.2	Guarantee, dated as of September 27, 2002, by USEC Inc. in favor of JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, in respect of the obligations of United States Enrichment Corporation under the Revolving Credit Agreement.